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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Equity Incentive Plan, the 1991 Employee Stock Purchase Plan, the 1994 Non-Employee Directors' Stock Option Plan and the 1998 Non-Officer Equity Incentive Plan of COR Therapeutics, Inc. of our report dated January 18, 2001, with respect to the financial statements of COR Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Palo Alto, California                                    /s/ Ernst & Young LLP
July 27, 2001